EXHIBIT 99.1

Liberty Broadband and GCI Liberty Announce Proposed Combination

ENGLEWOOD, Colorado, August 6, 2020 – Liberty Broadband Corporation (“Liberty Broadband”) (NASDAQ: LBRDA, LBRDK) and GCI Liberty, Inc. (“GCI Liberty”) (NASDAQ: GLIBA, GLIBP) announced today that they have entered into a definitive merger agreement under which Liberty Broadband has agreed to acquire GCI Liberty in a stock-for-stock merger (the “Combination”).

“This process was driven by independent special committees of Liberty Broadband and GCI Liberty, and John Malone and I fully endorse the combination,” said Greg Maffei, Liberty Broadband and GCI Liberty President and CEO. “The transaction is financially attractive and beneficial for both companies.”

Liberty Broadband’s businesses consist of its interest in Charter Communications, Inc. (“Charter”) and its subsidiary Skyhook. Liberty Broadband also announced today that its Board of Directors increased its repurchase authorization by $1 billion, bringing total authorization to $1.2 billion.

GCI Liberty’s principal assets consist of its subsidiary GCI Holdings, LLC and non-controlling interests in Liberty Broadband, Charter Communications, Inc., and LendingTree, Inc.

Liberty Broadband and GCI Liberty believe the Combination will provide the following benefits to all shareholders:

•	Generate savings on public company and overhead costs

•	Simplify administrative and management complexity

•	Aim to reduce trading discounts to underlying equities

•	Improve flexibility for future strategic combinations

Liberty Broadband believes benefits of the Combination include:

•	Issuing Liberty Broadband equity to take advantage of the more discounted GCI Liberty equity

•	Accretive to NAV per share

•	Acquiring an attractive incremental cable asset with synergy potential

•	Additional operating asset with free cash flow provides potential for incremental share repurchase

•	Strengthening trading liquidity in LBRDK

GCI Liberty believes the Combination will provide the following benefits:

•	Tie GCI Liberty’s future to the more strategic Liberty Broadband

•	Premium to the trading price

•	Elimination of the “double-discount” through the LBRDK stake

•	Ongoing participation in attractive Charter

•	Elimination of corporate level tax on the LBRDK gain

•	More liquid currency

•	Larger, stronger balance sheet

Under the terms of the merger agreement:

•	Each holder of GLIBA will receive 0.580 of a share of LBRDK

•	Each holder of GLIBB will receive 0.580 of a share of LBRDB

•	Each holder of GLIBP will receive one share of Liberty Broadband Cumulative Redeemable Preferred Stock (with mirror terms to the current GLIBP)

•	Cash to be issued in lieu of fractional shares

At the closing of the Combination:

•	Former holders of the GCI Liberty common stock are expected to own in the aggregate shares of LBRDK and LBRDB representing approximately 30.6% of the total number of outstanding Liberty Broadband common shares

•	Former holders of GLIBP will own in the aggregate all outstanding shares of Liberty Broadband Preferred Stock newly issued in the Combination

•	Former holders of GCI Liberty common stock and GLIBP are expected to own, in the aggregate, approximately 16.7% of the voting power of Liberty Broadband

The foregoing percentages are based on approximately 26.5 million shares of LBRDA, approximately 2.5 million shares of LBRDB and approximately 153.0 million shares of LBRDK outstanding as of July 15, 2020 and approximately 101.3 million shares of GLIBA and approximately 4.5 million shares of GLIBB outstanding as of April 30, 2020 and approximately 7.2 million shares of GLIBP outstanding as of March 31, 2020.

The companies expect the Combination to close in the first half of 2021, subject to potential COVID-19 related delays.

The Combination was recommended to the Liberty Broadband Board of Directors for approval by a special committee composed of independent, disinterested directors and advised by independent financial and legal advisors. The Combination was recommended to the GCI Liberty Board of Directors for approval by a special committee composed of independent, disinterested directors and advised by independent financial and legal advisors.

The closing of the Combination is subject to certain customary conditions, including:

•	Adoption of the merger agreement by:

o	Holders of a majority of the aggregate voting power of the GCI Liberty outstanding stock entitled to vote thereon

o	Holders of a majority of the aggregate voting power of the GCI Liberty outstanding stock entitled to vote thereon not owned by John C. Malone and certain other persons

o	Holders of a majority of the aggregate voting power of the Liberty Broadband outstanding stock entitled to vote thereon not owned by John C. Malone and certain other persons

•	Approval of the Liberty Broadband stock issuance by holders of a majority of the aggregate voting power of the Liberty Broadband outstanding stock present in person or by proxy at the stockholder meeting and entitled to vote thereon

•	The receipt of any applicable regulatory approvals

John C. Malone, the Chairman of the Board of Liberty Broadband and GCI Liberty, and certain related holders, agreed to vote shares beneficially owned by them, representing approximately 48.3% of the aggregate voting power of Liberty Broadband and approximately 27.0% of the aggregate voting power of GCI Liberty, in favor of the Combination.

In addition, Liberty Broadband entered into an exchange agreement with Mr. Malone pursuant to which he will waive the right to receive LBRDB in the Combination with respect to certain shares of GLIBB beneficially owned by him and will instead receive an equal number of LBRDK so that Mr. Malone’s aggregate voting power at Liberty Broadband remains at approximately 49% at the closing of the Combination, which is equal to Mr. Malone’s current voting power in Liberty Broadband. Following the closing, Mr. Malone would be able to exchange shares of LBRDK on a one-for-one basis for the waived shares of LBRDB in order to preserve his target voting power of approximately 49% (subject to adjustment for certain transfers by Mr. Malone) following the occurrence of certain voting dilution events and in certain circumstances, Mr. Malone will be required to transfer shares of LBRDB owned by him to Liberty Broadband in exchange for an equal number of shares of LBRDK in order to preserve the target voting power.

Perella Weinberg Partners LP is serving as exclusive financial advisor to the special committee of Liberty Broadband, and Evercore is serving as exclusive financial advisor to the special committee of GCI Liberty. Debevoise & Plimpton LLP is serving as legal counsel to the special committee of Liberty Broadband, and Morris, Nichols, Arsht & Tunnell LLP is serving as legal counsel to the special committee of GCI Liberty. Steptoe & Johnson LLP is serving as independent tax counsel to the special committee of GCI Liberty, and Skadden is serving as special tax counsel to GCI Liberty. Baker Botts LLP is representing GCI Liberty in their capacity as regular outside counsel.

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Greg Maffei will host a conference call to discuss the Combination on Thursday, August 6 at 5:00 pm (E.D.T.). Following prepared remarks, the company will host a brief Q&A session. During the call, Mr. Maffei may discuss financial performance and outlook, as well as other forward looking matters. In addition, a presentation has been posted to accompany the call which can be found at http://www.libertybroadband.com/events and http://www.gciliberty.com/events.

Please call GlobalMeet at (800) 377-1217, passcode 294336, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, this call will be broadcast live via the Internet. All interested participants should visit the Liberty Broadband or GCI Liberty website at http://www.libertybroadband.com/events or http://www.gciliberty.com/events to register for the web cast. Links to the press release, presentation and replays of the call will also be available on the Liberty Broadband and GCI Liberty websites. The conference call will be archived on the website for one year after appropriate filings have been made with the SEC.

About Liberty Broadband

Liberty Broadband Corporation’s (NASDAQ: LBRDA, LBRDK) businesses consist of its interest in Charter Communications and its subsidiary Skyhook.

About GCI Liberty, Inc.

GCI Liberty, Inc. (NASDAQ: GLIBA, GLIBP) operates and owns interests in a broad range of communications businesses. GCI Liberty’s principal assets consist of its subsidiary GCI Holdings, LLC (“GCI Holdings”) and interests in Charter Communications, Inc. and Liberty Broadband Corporation. GCI Holdings is Alaska’s largest communications provider, providing data, wireless, video, voice and managed services to consumer and business customers throughout Alaska. GCI Holdings has delivered services for nearly 40 years to some of the most remote communities and in some of the most challenging conditions in North America.   GCI Liberty’s other businesses and assets consist of its subsidiary Evite, Inc. and its interest in LendingTree, Inc.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. Similarly, statements herein that describe the Combination, including its financial and operational impact, the timing of the Combination, and other statements of the parties’ or management’s plans, expectations, objectives, projections, beliefs, intentions, goals, and statements about the benefits of the Combination, stock repurchases at Liberty Broadband, the pro forma ownership structure of Liberty Broadband and other statements that are not historical facts are also forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Liberty Broadband or GCI Liberty stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the unpredictability of the commercial success of Liberty Broadband’s or GCI Liberty’s respective businesses or operations; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Combination; the risk that any announcements relating to the Combination could have adverse effects on the market price of common stock of Liberty Broadband or GCI Liberty; market conditions conducive to stock repurchases; the ability of the parties to consummate the Combination on a timely basis or at all and the satisfaction of the conditions precedent to consummation of the Combination, including, but not limited to, approval by the stockholders of Liberty Broadband and GCI Liberty and regulatory approvals; the possibility that the Combination may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the ability to successfully integrate the businesses; the ability of Liberty Broadband to implement its plans, forecasts and other expectations with respect to GCI Liberty’s business after the completion of the Combination and realize expected benefits; the diversion of management’s attention from ongoing business operations and opportunities; the impact of COVID-19; and litigation relating to the Combination. These forward-looking statements speak only as of the date of this communication, and Liberty Broadband expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Broadband’s or GCI Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Broadband and GCI Liberty, including the most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, for additional information about Liberty Broadband and GCI Liberty and about the risks and uncertainties related to the businesses of Liberty Broadband and GCI Liberty which may affect the statements made in this communication.

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Additional Information

Nothing in this communication shall constitute a solicitation to buy or an offer to sell securities of Liberty Broadband or GCI Liberty. The offer and sale of shares in the Combination will only be made pursuant to Liberty Broadband’s effective registration statement. Liberty Broadband’s stockholders, GCI Liberty’s stockholders and other investors are urged to read the registration statement and the joint proxy statement/prospectus to be filed regarding the Combination and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the Combination. Copies of these SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein are also available, without charge, by directing a request to Liberty Broadband Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5700 or to GCI Liberty, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5900.

Participants in the Solicitation

Liberty Broadband and GCI Liberty and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the Combination. Information about Liberty Broadband’s directors and executive officers is available in Liberty Broadband’s definitive proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 10, 2020. Information about GCI Liberty’s directors and executive officers is available in GCI Liberty’s definitive proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 10, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Combination when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Liberty Broadband and GCI Liberty as indicated above.

Press

For Liberty Broadband: ir.libertybroadband.com

For GCI Liberty: ir.gciliberty.com

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